UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 24, 2025
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6133 N. River Road, Suite 500, Rosemont, IL 60018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2025 (the “Effective Date”), Littelfuse, Inc., a Delaware corporation (“Littelfuse” or the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Basler Holdings, LLC (“Seller”), pursuant to which the Company has agreed to acquire all of the issued and outstanding membership interests of Basler Electric Company (“Basler”), as further described below.

Transaction Overview

On the terms and conditions set forth in the Purchase Agreement, the Company has agreed to purchase all of the issued and outstanding membership interests of Basler for a purchase price of approximately $350 million in cash, subject to certain adjustments after closing (the “Transaction”).

The completion of the Transaction is subject to certain customary closing conditions, including (i) expiration or termination of any waiting periods (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any order that enjoins, prohibits or otherwise prevents the consummation of the Transaction; (iii) the absence of any actions instituted against a party before any governmental authority that could reasonably be expected to enjoin, prohibit or otherwise prevent the consummation of the Transaction; and (iv) the receipt of certain required consents, including approvals of specified governmental authorities having been obtained. Each party’s obligation to consummate the Transaction is also subject to certain additional closing conditions, including the material accuracy of the other party’s representations and warranties contained in the Purchase Agreement, and the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. Among other things, Seller has agreed (i) to use commercially reasonable efforts to conduct Basler’s business in the ordinary course of business in all material respects between the execution of the Purchase Agreement and the closing of the Transaction, and (ii) not to engage in certain transactions, such as equity issuances or dispositions, incurrence of indebtedness beyond an agreed threshold, or acquisitions between the execution of the Purchase Agreement and the closing of the Transaction, except with the written consent of the Company.

Each of the parties is required to use their respective commercially reasonable efforts to consummate the Transaction. Without limiting the foregoing, each party must use its commercially reasonable efforts to take all actions necessary to obtain the required consents from antitrust authorities, including contesting any action or proceeding instituted by a governmental authority that prohibits, prevents or restricts the consummation of the Transaction.

Both the Company and Seller have agreed, following the closing, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations, and the Company has obtained a representations and warranties insurance policy in connection with certain breaches of representations and warranties made by Basler.

In connection with the entry into the Purchase Agreement, on the Effective Date, the Company entered into Non-Compete, Non-Solicitation, Indemnification, Resignation and Release Agreements (the “Non-Compete Agreements”) with the Original Owners and Original Shareholders (as each term is defined in the Purchase Agreement). Among other things, the Non-Compete Agreements include certain restrictive covenants, resignation and indemnification obligations, and release from claims against the Company.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller, Basler, or any of their respective affiliates or businesses. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller, Basler, any of their respective subsidiaries or affiliates or businesses.

The foregoing description of the Purchase Agreement and Non-Compete Agreements does not purport to be complete and is qualified in its entirety by reference to the full texts of the Purchase Agreement and Form of Non-Compete Agreement, which are filed herewith as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 28, 2025, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01. To supplement the information in the press release, the Company has also prepared an investor presentation, which is furnished as Exhibit 99.2 hereto and is incorporated by reference into this Item 7.01. The information in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

The statements in this current report on Form 8-K that are not historical facts, including statements with respect to the expected timetable for closing the proposed Transaction, are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties relating to general economic conditions; product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; changes in import and export duty and tariff rates; exchange rate fluctuations; commodity price fluctuations; the effect of the Company's accounting policies; labor disputes and shortages; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; integration of acquisitions may not be achieved in a timely manner, or at all; limited realization of the expected benefits from investment and strategic plans; the ability to satisfy the conditions to closing of the transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all; the risk that the closing of the proposed transaction is delayed or does not occur at all, for reasons beyond Littelfuse’s control; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the proposed transaction; the risk that expected benefits, synergies and growth prospects of the proposed transaction may not be achieved in a timely manner, or at all; the risk that Basler’s business may not be successfully integrated with Littelfuse’s following the closing; the risk that Littelfuse and Basler will be unable to retain and hire key personnel; the risk that disruption from the proposed transaction may adversely affect Littelfuse’s or Basler’s business and its relationships with its customers, suppliers or employees; and other risks which may be detailed in the company’s SEC filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 28, 2024. Further discussion of the risk factors of the company can be found under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 28, 2024, in the company’s Quarterly Report on Form 10-Q for the quarters ended September 27, 2025 and June 28, 2025, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated October 24, 2025, by and between Littelfuse, Inc. and Basler Holdings, LLC.*
10.1	Form of Non-Compete, Non-Solicitation, Indemnification, Resignation and Release Agreement.
99.1	Press Release, dated October 28, 2025.
99.2	Investor Presentation, dated October 28, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Littelfuse agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: October 28, 2025	By: /s/ Ryan K. Stafford
Executive Vice President, Chief Legal Officer and Corporate Secretary